                                                                    Exhibit 99.6


                                   NACO, INC.
                             2001 Butterfield Road
                         Downers Grove, Illinois 60515


                                                                January 21, 1999


Dear NACO Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders (the "NACO Special Meeting") of NACO, Inc. ("NACO") to be held on February 19, 1999 at 9:00 a.m., local time, at Bank of America, Shareholders' Room -- 21st Floor, 231 S. LaSalle Street, Chicago, Illinois.

     At the NACO Special Meeting, you will be asked to approve a "merger of equals" between NACO and ABC Rail Products Corporation ("ABC") pursuant to an Agreement and Plan of Merger, dated as of September 17, 1998, as amended and restated as of December 10, 1998 (the "Merger Agreement"), among ABC, ABCR Acquisition Sub, Inc., a wholly owned subsidiary of ABC ("Merger Subsidiary"), and NACO.

     Pursuant to the Merger Agreement:

     . Merger Subsidiary will be merged with and into NACO (the "Merger"), and NACO will become a wholly owned subsidiary of ABC; and

     . Each outstanding share of NACO common stock will be converted into the right to receive 8.7 shares of ABC common stock.

     A description of the NACO Special Meeting and related matters is set forth in the accompanying Proxy Statement Supplement, and a detailed description of the Merger Agreement, the Merger and other important information concerning ABC and NACO is set forth in the separately enclosed ABC Proxy Statement/Prospectus. We urge you to read both documents carefully.

     After careful consideration, NACO's Board of Directors has determined that the transactions contemplated by the Merger Agreement are fair to and in the best interests of NACO and the stockholders of NACO. Accordingly, the Board has unanimously approved and adopted the Merger Agreement and recommends that all NACO stockholders vote FOR its approval and adoption at the NACO Special Meeting.

     It is important that your shares be represented and voted at the NACO Special Meeting. Therefore, whether or not you plan to attend the NACO Special Meeting in person and regardless of the number of shares you own, you are requested to complete, sign and date the enclosed proxy card and promptly return it in the accompanying envelope, which requires no postage if mailed in the United States. You may, of course, attend the NACO Special Meeting and vote in person, even if you have previously returned your proxy card.


                                         Sincerely,


                                         Joseph A. Seher
                                         Chairman and Chief Executive Officer

                                   NACO, INC.

                          ---------------------------

                 NOTICE OF SPECIAL MEETING OF NACO STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 19, 1999

                          ---------------------------

To the Stockholders of NACO, Inc.:

     A Special Meeting of Stockholders (the "NACO Special Meeting") of NACO, Inc. ("NACO") will be held on February 19, 1999 at 9:00 a.m., local time, at Bank of America, Shareholders' Room -- 21st Floor, 231 S. LaSalle Street, Chicago, Illinois for the following purposes :

     (1) To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of September 17, 1998, as amended and restated as of December 10, 1998 (the "Merger Agreement"), by and among NACO, ABC Rail Products Corporation ("ABC") and ABCR Acquisition Sub, Inc., a wholly owned subsidiary of ABC ("Merger Subsidiary"), pursuant to which Merger Subsidiary will be merged with and into NACO (the "Merger"), with NACO continuing as the surviving corporation in the Merger as a wholly owned subsidiary of ABC. Approval of the Merger Agreement by NACO stockholders will also constitute approval of the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Exhibit A to the Proxy Statement/Prospectus of ABC that has been included in the proxy materials provided to you; and

     (2) To act on such other matters as may properly come before the NACO Special Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on January 15, 1999, the record date set for the NACO Special Meeting, are entitled to notice of, and to vote at, the NACO Special Meeting or any adjournment or postponement thereof. NACO stockholders will not be entitled to dissenters' or appraisal rights in connection with the Merger or the other matters to be considered at the NACO Special Meeting.

     The Board of Directors of NACO has determined that the Merger is fair to and in the best interests of NACO and the stockholders of NACO, has unanimously approved and adopted the Merger Agreement, and unanimously recommends that NACO stockholders vote FOR the approval and adoption of the Merger Agreement at the NACO Special Meeting.

     All NACO stockholders are cordially invited to attend the NACO Special Meeting in person. However, to assure your representation at the NACO Special Meeting, you are urged to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed pre-paid return envelope.

                                         By Order of the Board of Directors,



                                         John M. Lison

Chicago, Illinois
January 21, 1999

                                   NACO, INC.
                        2001 Butterfield Road, Suite 502
                         Downers Grove, Illinois 60515

                          ---------------------------

                           PROXY STATEMENT SUPPLEMENT

                      SPECIAL MEETING OF NACO STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 19, 1999

                          ---------------------------


General; NACO Special Meeting

     This Proxy Statement Supplement is being furnished to stockholders of NACO, Inc. ("NACO") in addition to, and should be read in conjunction with, the separately enclosed Proxy Statement/Prospectus of ABC Rail Products Corporation ("ABC") in connection with the solicitation of proxies by the Board of Directors of NACO for use at NACO's Special Meeting of Stockholders (the "NACO Special Meeting") to be held on February 19, 1999 at 9:00 a.m., local time, at Bank of America, Shareholders' Room -- 21st Floor, 231 S. LaSalle Street, Chicago,
Illinois and at any adjournment or postponement thereof.   The approximate date
on which this Proxy Statement Supplement, the accompanying Notice, the enclosed form of proxy and the enclosed ABC Proxy Statement/Prospectus were first sent or given to NACO stockholders was January 21, 1999.

Matters to be Considered at the NACO Special Meeting

     At the NACO Special Meeting, stockholders will be asked to consider and vote upon (i) a proposal to approve and adopt an Agreement and Plan of Merger, dated as of September 17, 1998, as amended and restated as of December 10, 1998 (the "Merger Agreement"), by and among NACO, ABC Rail Products Corporation ("ABC") and ABCR Acquisition Sub, Inc., a wholly owned subsidiary of ABC ("Merger Subsidiary"), pursuant to which Merger Subsidiary will be merged with and into NACO (the "Merger"), with NACO continuing as the surviving corporation in the merger as a wholly owned subsidiary of ABC, and (ii) such other matters as may properly come before the NACO Special Meeting. Approval of the Merger Agreement by NACO stockholders will also constitute approval of the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Exhibit A to the separately enclosed ABC Proxy Statement/Prospectus. Stockholders are encouraged to read the Merger Agreement in its entirety and to consider it carefully.

Voting at the NACO Special Meeting

     Only NACO stockholders of record at the close of business on January 15, 1999 (the "NACO Record Date"), the record date set for the NACO Special Meeting, are entitled to notice of, and to vote at, the NACO Special Meeting. Stockholders of record will be entitled to one vote for each share of NACO common stock then held. Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of NACO, by revocation in person at the NACO Special Meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies received by NACO where the stockholder has specified a choice with respect to the Merger proposal set forth therein will be voted in accordance with the specification(s) so made. In the absence of such specification(s), the shares will be voted FOR the approval and adoption of the Merger Agreement.

     There were outstanding on the NACO Record Date 1,078,177 shares of NACO common stock and approximately 63 holders of record of shares of NACO common stock. Under Delaware law and NACO's By-Laws, the presence in person or by proxy of a majority of the outstanding shares of NACO common stock is necessary to constitute a quorum at the NACO Special Meeting. For purposes of determining if a quorum is present at the NACO Special Meeting, abstentions will be included in the determination of the number of shares present at the NACO Special Meeting and will have the same effect as a negative vote on the matters to be considered at the NACO Special Meeting.

     NACO's Board of Directors does not intend to bring any matter before the NACO Special Meeting except as specifically indicated in the accompanying Notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the NACO Special Meeting. If any other matters properly come before the NACO Special Meeting, however, the persons named in the enclosed form of proxy, or their duly constituted substitutes acting at the NACO Special Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

NACO Vote Required; Voting Agreement

     Pursuant to the applicable provisions of the Delaware General Corporation Law and NACO's By-Laws, the approval of the holders of not less than a majority of the outstanding shares of NACO common stock will be required to approve and adopt the Merger Agreement. Approval of the Merger Agreement by NACO stockholders will also constitute approval of the transactions contemplated thereby, including the Merger.

     Joseph A. Seher, Chairman of the Board and Chief Executive Officer of NACO, beneficially owns, directly or indirectly, 569,179 shares of NACO common stock, constituting approximately 53% of the outstanding shares of NACO common stock. Mr. Seher has entered into an agreement with ABC to vote the shares of NACO common stock beneficially owned by him for the approval and adoption of the Merger Agreement at the NACO Special Meeting. Accordingly, the approval and adoption of the Merger Agreement by NACO stockholders is assured.

ABC Proxy Statement/Prospectus

     A copy of the ABC Proxy Statement/Prospectus and the Merger Agreement which is attached as Exhibit A thereto are enclosed with this Proxy Statement
Supplement.   You are encouraged to read carefully the ABC Proxy
Statement/Prospectus and the Merger Agreement for a detailed description of the Merger Agreement, the Merger and other important information concerning ABC and NACO.


                                         By Order of the Board of Directors



                                         Joseph A. Seher
                                         Chairman and Chief Executive Officer

January 21, 1999





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